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                                                                 EXHIBIT 23.2




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


August 5, 1998



To the Board of Directors of
R&G Financial Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 2, 1998, which appears on page 41 of the 1998 Annual Report to Shareholders of R&G Financial Corporation, which is incorporated by reference in R&G Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Juan, Puerto Rico